Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan VP & Treasurer 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES SECOND QUARTER RESULTS AND A $125 MILLION STOCK REPURCHASE AUTHORIZATION

Fiscal Second Quarter 2024 Financial Highlights:

•Net sales decreased 15.6% year-over-year to $473.9 million
•Net income increased 5.4% year-over-year to $30.3 million
•GAAP EPS of $1.85; Adjusted EPS of $2.36
•Adjusted EBITDA increased 7.0% year-over-year to $72.3 million
•Cash provided by operating activities of $57.0 million; free cash flow of $37.4 million
•Repurchased 394,220 shares for $30.0 million
•Board approved a new $125 million authorization for future share repurchases

Fiscal 2024 Financial Highlights:

•Net sales decreased 12.0% year-over-year to $972.1 million
•Net income increased 39.6% year-over-year to $68.2 million
•GAAP EPS of $4.13; Adjusted EPS of $5.15
•Adjusted EBITDA increased 18.8% year-over-year to $147.5 million
•Cash provided by operating activities of $143.7 million; free cash flow of $109.9 million
•Repurchased 722,515 shares for $52.1 million

WINCHESTER, Virginia (November 30, 2023) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its second fiscal quarter ended October 31, 2023.

“Our teams delivered strong financial performance in the second quarter of fiscal year 2024 despite the slowing demand environment,” said Scott Culbreth, President and CEO. “Consistent with the first quarter of fiscal year 2024 performance, net sales and Adjusted EBITDA exceeded our expectations as improved operational performance continues. The Company’s net sales outlook for the remainder of the fiscal year remains unchanged from the prior outlook but we now expect stronger Adjusted EBITDA performance for the remainder of the fiscal year consistent with the improvements needed to meet our long-term goals.”

Second Quarter Results

Net sales for the second quarter of fiscal 2024 decreased $87.6 million, or 15.6%, to $473.9 million compared with the same quarter of the prior fiscal year. Net income was $30.3 million ($1.85 per diluted share) compared with $28.8 million ($1.73 per diluted share) in the same quarter of the prior fiscal year. Net income for the second quarter of fiscal 2024 increased $1.6 million due to operational improvements in our manufacturing facilities, a stabilizing supply chain and reduced overhead spending, partially offset by a decrease in net sales. Adjusted EPS per diluted share was $2.36 for the second quarter of fiscal 2024 compared with $2.24 in the same quarter of the prior fiscal year. Adjusted EBITDA for the second quarter of fiscal 2024 increased $4.7 million, or 7.0%, to $72.3 million, or 15.3% of net sales, compared to $67.6 million, or 12.0% of net sales, for the same quarter of the prior fiscal year.

Fiscal Year to Date Results

Net sales for the first six months of fiscal 2024 decreased $132.3 million, or 12.0%, to $972.1 million compared with the same period of the prior fiscal year. Net income was $68.2 million ($4.13 per diluted share) compared with $48.9 million ($2.94 per diluted share) in the same period of the prior fiscal year. Net income for the first six months of fiscal 2024 increased $19.3 million due to operational improvements in our manufacturing facilities, a stabilizing supply chain and reduced overhead spending, partially offset by a decrease in net sales and a $4.9 million pre-tax charge related to Antidumping and

AMWD Announces Second Quarter Results

November 30, 2023

Countervailing Duty Orders on Vietnamese plywood imports recognized in the first quarter of fiscal 2024, which we have previously disclosed. Adjusted EPS per diluted share was $5.15 for the first six months of fiscal 2024 compared with $3.94 in the same period of the prior fiscal year. Adjusted EBITDA for the first six months of fiscal 2024 increased $23.4 million, or 18.8%, to $147.5 million, or 15.2% of net sales, compared to $124.1 million, or 11.2% of net sales, for the same period of the prior fiscal year.

Balance Sheet & Cash Flow

As of October 31, 2023, the Company had $96.4 million in cash plus access to $323.2 million of additional availability under its revolving credit facility. Also, as of October 31, 2023, the Company had $206.3 million in term loan debt and $163.8 million drawn on its revolving credit facility.

Cash provided by operating activities for the first six months of fiscal 2024 was $143.7 million and free cash flow totaled $109.9 million. The Company repurchased 394,220 shares, or approximately 2.5% of shares outstanding, for $30.0 million during the second quarter of fiscal 2024, and 722,515 shares, or approximately 4.5% of shares outstanding, for $52.1 million during the first six months of fiscal 2024.

On November 29, 2023, the Board of Directors authorized a stock repurchase program of up to $125 million of the Company's outstanding common shares. In conjunction with this authorization the Board of Directors cancelled the remaining $22.9 million that had yet to be repurchased under the $100 million existing authorization from May 25, 2021. Any repurchases under the stock repurchase program are subject to market conditions, the Company’s cash requirements for other purposes, compliance with applicable laws and regulations and contractual covenants and any other factors management may deem relevant at the time of such repurchases. The Company is not obligated to make any stock repurchases in the future.

Fiscal 2024 Financial Outlook

For fiscal 2024 (which includes the now completed second quarter) the Company expects:

•Low double digit net sales decline year-over-year
•Adjusted EBITDA in the range of $235 million to $250 million

“During the recently completed second quarter, our teams improved Adjusted EBITDA by 330 BPS to $72.3 million, or 15.3% of net sales, exceeding our expectations. Our team continues to deliver on the commitment to improving our results,” said Paul Joachimczyk, Senior Vice President and Chief Financial Officer. “Given our strong performance for the first half of the fiscal year, we are increasing our full fiscal year 2024 Adjusted EBITDA outlook to $235 million to $250 million.”

Our Adjusted EBITDA outlook excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include restructuring costs, interest expense, stock-based compensation expense, and certain tax items. Our management cannot estimate on a forward-looking basis the impact of these income and expense items on its reported net income, which could be significant, are difficult to predict, and may be highly variable. As a result, the Company does not provide a reconciliation to the closest corresponding GAAP financial measure for its Adjusted EBITDA outlook.

About American Woodmark

American Woodmark celebrates the creativity in all of us. With over 8,800 employees and more than a dozen brands, we’re one of the nation’s largest cabinet manufacturers. From inspiration to installation, we help people find their unique style and turn their home into a space for self-expression. By partnering with major home centers, builders, and independent dealers and distributors, we spark the imagination of homeowners and designers and bring their vision to life. Across our service and distribution centers, our corporate office, and manufacturing facilities, you’ll always find the same commitment to customer satisfaction, integrity, teamwork, and excellence. Visit americanwoodmark.com to learn more and start building something distinctly your own.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

AMWD Announces Second Quarter Results

November 30, 2023

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2023	2022	2023	2022

Net sales	$473,867	$561,499	$972,122	$1,104,392
Cost of sales & distribution	370,708	462,765	759,354	918,911
Gross profit	103,159	98,734	212,768	185,481
Sales & marketing expense	22,685	24,651	47,045	50,417
General & administrative expense	35,036	32,101	70,630	62,281
Restructuring charges, net	(26)	—	(198)	—
Operating income	45,464	41,982	95,291	72,783
Interest expense, net	1,953	4,422	4,390	8,475
Pension settlement, net	—	(6)	—	(245)
Other (income) expense, net	3,050	(897)	1,975	(671)
Income tax expense	10,120	9,679	20,735	16,370
Net income	$30,341	$28,784	$68,191	$48,854

Earnings Per Share:
Weighted average shares outstanding - diluted	16,420,760	16,657,454	16,505,266	16,638,741

Net income per diluted share	$1.85	$1.73	$4.13	$2.94

AMWD Announces Second Quarter Results

November 30, 2023

Condensed Consolidated Balance Sheet
(Unaudited)
	October 31,	April 30,
	2023	2023

Cash & cash equivalents	$96,381	$41,732
Customer receivables	120,742	119,163
Inventories	162,062	190,699
Other current assets	22,880	16,661
Total current assets	402,065	368,255
Property, plant and equipment, net	235,172	219,415
Operating lease assets, net	94,601	99,526
Customer relationship intangibles, net	7,611	30,444
Goodwill	767,612	767,612
Other assets	27,044	33,546
Total assets	$1,534,105	$1,518,798

Current portion - long-term debt	$2,269	$2,263
Short-term operating lease liabilities	25,775	24,778
Accounts payable & accrued expenses	153,445	151,083
Total current liabilities	181,489	178,124
Long-term debt	370,930	369,396
Deferred income taxes	7,275	11,930
Long-term operating lease liabilities	74,995	81,370
Other liabilities	3,836	4,190
Total liabilities	638,525	645,010
Stockholders' equity	895,580	873,788
Total liabilities & stockholders' equity	$1,534,105	$1,518,798

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Six Months Ended
	October 31,
	2023	2022

Net cash provided by operating activities	$143,722	$55,426
Net cash used by investing activities	(33,837)	(10,966)
Net cash used by financing activities	(55,236)	(21,951)
Net increase in cash and cash equivalents	54,649	22,509
Cash and cash equivalents, beginning of period	41,732	22,325

Cash and cash equivalents, end of period	$96,381	$44,834

AMWD Announces Second Quarter Results

November 30, 2023

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period's results against the corresponding prior period's results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We use EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define EBITDA as net income (loss) adjusted to exclude (1) income tax expense (benefit), (2) interest expense, net, (3) depreciation and amortization expense, (4) amortization of customer relationship intangibles and trademarks. We define Adjusted EBITDA as EBITDA adjusted to exclude (1) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition") and the subsequent restructuring charges that the Company incurred related to the acquisition, (2) non-recurring restructuring charges, (3) net gain/loss on debt forgiveness and modification, (4) stock-based compensation expense, (5) gain/loss on asset disposals, (6) change in fair value of foreign exchange forward contracts, and (7) pension settlement charges. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company's results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the RSI acquisition, (2) non-recurring restructuring charges, (3) the amortization of customer relationship intangibles and trademarks, (4) net gain/loss on debt forgiveness and modification, (5) pension settlement charges, and (6) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain on debt forgiveness and modification and the amortization of customer relationship intangibles and trademarks. The amortization of intangible assets is driven by the RSI acquisition and will recur in future periods. Management has determined that excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability and we have also received similar feedback from some of our investors.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

AMWD Announces Second Quarter Results

November 30, 2023

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin

	Three Months Ended		Six Months Ended
	October 31,		October 31,
(in thousands)	2023	2022	2023	2022

Net income (GAAP)	$30,341	$28,784	$68,191	$48,854
Add back:
Income tax expense	10,120	9,679	20,735	16,370
Interest expense, net	1,953	4,422	4,390	8,475
Depreciation and amortization expense	11,647	12,334	23,392	24,764
Amortization of customer relationship intangibles	11,417	11,417	22,834	22,834
EBITDA (Non-GAAP)	$65,478	$66,636	$139,542	$121,297
Add back:
Acquisition and restructuring related expenses (1)	20	20	40	40
Non-recurring restructuring charges, net (2)	(26)	—	(198)	—
Pension settlement, net	—	(6)	—	(245)
Change in fair value of foreign exchange forward contracts (3)	3,116	(818)	2,101	(580)
Stock-based compensation expense	2,155	1,754	4,402	3,389
Loss on asset disposal	1,586	37	1,593	214
Adjusted EBITDA (Non-GAAP)	$72,329	$67,623	$147,480	$124,115

Net Sales	$473,867	$561,499	$972,122	$1,104,392
Net income margin (GAAP)	6.4%	5.1%	7.0%	4.4%
Adjusted EBITDA margin (Non-GAAP)	15.3%	12.0%	15.2%	11.2%

(1) Acquisition and restructuring related expenses are comprised of expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the nationwide reduction-in-force implemented in the third and fourth quarters of fiscal 2023.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.

AMWD Announces Second Quarter Results

November 30, 2023

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Six Months Ended
	October 31,		October 31,
(in thousands, except share data)	2023	2022	2023	2022

Net income (GAAP)	$30,341	$28,784	$68,191	$48,854
Add back:
Acquisition and restructuring related expenses	20	20	40	40
Non-recurring restructuring charges, net	(26)	—	(198)	—
Pension settlement, net	—	(6)	—	(245)
Amortization of customer relationship intangibles and trademarks	11,417	11,417	22,834	22,834
Tax benefit of add backs	(2,956)	(2,961)	(5,896)	(5,861)
Adjusted net income (Non-GAAP)	$38,796	$37,254	$84,971	$65,622

Weighted average diluted shares (GAAP)	16,420,760	16,657,454	16,505,266	16,638,741

EPS per diluted share (GAAP)	$1.85	$1.73	$4.13	$2.94
Adjusted EPS per diluted share (Non-GAAP)	$2.36	$2.24	$5.15	$3.94

Free Cash Flow

	Six Months Ended
	October 31,
	2023	2022

Net cash provided by operating activities	$143,722	$55,426
Less: Capital expenditures (1)	33,842	10,987
Free cash flow	$109,880	$44,439

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays.

AMWD Announces Second Quarter Results

November 30, 2023

Net Leverage

Twelve Months Ended
October 31,
(in thousands)	2023

Net income (GAAP)	$113,061
Add back:
Income tax expense	33,327
Interest expense, net	11,909
Depreciation and amortization expense	46,706
Amortization of customer relationship intangibles	45,667
EBITDA (Non-GAAP)	$250,670
Add back:
Acquisition and restructuring related expenses (1)	1,327
Non-recurring restructuring charges, net (2)	80
Pension settlement	238
Net gain on debt modification	(2,089)
Change in fair value of foreign exchange forward contracts (3)	2,681
Stock-based compensation expense	8,409
Loss on asset disposal	2,429
Adjusted EBITDA (Non-GAAP)	$263,745

As of
October 31,
2023
Current maturities of long-term debt	$2,269
Long-term debt, less current maturities	370,930
Total debt	373,199
Less: cash and cash equivalents	(96,381)
Net debt	$276,818

Net leverage (4)	1.05

(1) Acquisition and restructuring related expenses are comprised of expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the nationwide reduction-in-force implemented in the third and fourth quarters of fiscal 2023.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.
(4) Net debt divided by Adjusted EBITDA for the twelve months ended October 31, 2023.

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